                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 40                                   Trade Date: 06/04/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 06/07/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is June 6, 2001

     CUSIP
       or
  Common Code    Principal Amount     Interest Rate    Maturity Date    Price to Public
  -----------    ----------------     -------------    -------------    ---------------
   91131UBR4       $4,996,000.00          6.35%           06/15/11            100%

Interest Payment
   Frequency                             Subject to       Dates and terms of redemption
  (begin date)      Survivor's Option    Redemption      (including the redemption price)
----------------    -----------------    ----------      --------------------------------
    12/15/01               Yes              Yes                100%         06/15/02
 semi-annually                                               semi-annually thereafter

                     Discounts and
Proceeds to UPS       Commissions       Reallowance            Dealer           Other Terms
---------------      -------------      -----------      ------------------     -----------
 $4,923,558.00         $72,442.00          $2.00         ABN AMRO Financial
                                                           Services, Inc.